UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2019

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On February 1, 2019, the Board of Directors (the “Board”) of Proteostasis Therapeutics, Inc. (the “Company”) elected Kimberlee Cobleigh Drapkin as a Class III director whose term will expire at the Company’s 2021 annual meeting of shareholders, effective immediately. Ms. Drapkin has also been appointed to the Audit Committee as its Chairperson and to the Compensation Committee.

On February 5, 2019, the Board elected Emmanuel Dulac as a Class III director whose term will expire at the Company’s 2021 annual meeting of shareholders, effective immediately.

For their service on the Board of Directors, each of Ms. Drapkin and Dr. Dulac will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 15, 2018.

There are no arrangements or understandings between either of Ms. Drapkin and Dr. Dulac and any other persons pursuant to which either of Ms. Drapkin and Dr. Dulac were named as a director. Each of Ms. Drapkin and Dr. Dulac are not parties to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their election to the Board, each of Ms. Drapkin and Dr. Dulac will execute the Company’s standard form of indemnification agreement for directors.

Ms. Drapkin, age 50, has served as the chief financial officer of Jounce Therapeutics, Inc. (NASDAQ: JNCE) since August 2015, and treasurer since February 2013. From 2009 to August 2015, Ms. Drapkin was the owner of KCD Financial LLC, through which she served as Jounce Therapeutics’ interim chief financial officer from 2012 to August 2015, and consulted for numerous biotechnology companies. Previously, Ms. Drapkin served as the chief financial officer of Predix Pharmaceuticals Holdings, Inc. from 2005 to 2006, and, after Predix was acquired by EPIX Pharmaceuticals, Inc., as chief financial officer of EPIX from 2006 to 2009. From 1995 to 2005, Ms. Drapkin served in a variety of roles at Millennium Pharmaceuticals, Inc., (acquired by Takeda Pharmaceutical Company (NYSE: TAK)) including director of finance. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College.

Dr. Dulac, age 49, has served as Chief Commercial Officer and Chief International Strategy at Alnylam Pharmaceuticals (NASDAQ: ALNY) since August 2016. Prior to Alnylam, Dr. Dulac was Senior Vice President, Global Head Rare Disease Business Unit, General Manager of United States Operations at Shire, plc (acquired by Takeda Pharmaceutical Company (NYSE:TAK)) from June 2014 to August 2016. Dr. Dulac held several leadership roles of increasing responsibility at Novartis (NYSE:NVS) from February 2006 to May 2014, including Vice President, Global Head Lung/Cystic Fibrosis. From August 2003 to February 2006, he was Business Unit Lead for Cardiovascular Medicine at Abbott (NYSE:ABT). Dr. Dulac held several roles of increasing responsibility at Sanofi (NASDAQ:SNY) from October 1994 to August 2003, including Associate Director. Dr. Dulac earned a Doctorate in Pharmacology (PharmD, Ph.D.) from the University of Paris XI and IV and an MBA from the ESSEC Business School in Paris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2019	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer